Oz Management Reports Third Quarter 2017 Results
Dividend of $0.02 per Class A Share
NEW YORK, November 2, 2017 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company,” “Oz Management” or “Oz”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income”) of $5.7 million, or $0.03 per basic and diluted Class A Share, for the third quarter of 2017, and $11.7 million, or $0.06 per basic and diluted Class A Share, for the first nine months of 2017.
Summary

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OZ Master Fund posted strong returns, up 3.1% gross and 2.1% net for the third quarter and 13.6% gross and 9.7% net for the first nine months of 2017. The OZ Master Fund achieved a 17.8% gross and 12.7% net return over the twelve months through September 30, 2017. OZ Credit Opportunities Master Fund was up 3.2% gross and 2.2% net for the third quarter, 11.8% gross and 8.0% net for the first nine months of 2017, and 19.7% gross and 14.3% net over the twelve months through September 30, 2017.

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Distributable Earnings were $39.8 million, or $0.07 per Adjusted Class A Share, for the third quarter of 2017, and $128.8 million, or $0.23 per Adjusted Class A Share, for the first nine months of 2017.

•	A cash dividend of $0.02 per Class A Share was declared for the third quarter of 2017.

•	Assets under management totaled $32.7 billion as of September 30, 2017, decreasing 17% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

•	As of November 1, 2017 estimated assets under management totaled $32.0 billion, with OZ Master Fund returning an estimated 1.75% net in October 2017.

Dan Och, Chairman and Chief Executive Officer of Oz Management, said, “We are pleased with the solid results we posted in the third quarter across strategies and geographies. This trend continued with strong fund performance in October, and we are optimistic that this performance will resonate.”

GAAP NET INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the third quarter of 2017, Oz Management reported GAAP Net Income of $5.7 million, or $0.03 per basic and diluted Class A Share, compared to a GAAP Net Income of $14.3 million, or $0.08 per basic and $0.05 per diluted Class A Share, for the third quarter of 2016. The quarter-to-date decrease in GAAP earnings was primarily due to lower management fees, partially offset by higher incentive income, lower taxes and lower general, administrative and other expenses. Higher bonus expenses also contributed to the decrease due to the Company’s decision to provide a minimum annual discretionary cash bonus. As a result of this decision, the Company accrues the minimum annual discretionary cash bonus on a straight-line basis during the year. The total amount of discretionary cash bonuses ultimately recognized for the full year, which is determined in the fourth quarter of each year, could differ materially from the minimum amount accrued, as the total discretionary cash bonus is dependent upon a variety of factors, including fund performance for the year.
For the first nine months of 2017, Oz Management reported GAAP Net Income of $11.7 million, or $0.06 per basic and diluted Class A Share, compared to GAAP Net Loss of $133.6 million, or $0.73 per basic and $0.75 per diluted Class A Share, for the first nine months of 2016. The year-over-year improvement was primarily due to investigation-related settlements expense of $412.1 million taken in 2016, as well as higher incentive income and lower income taxes year-over-year, partially offset by lower management fees. These improvements were also partially offset by higher bonus expense, which was driven by our decision to provide a minimum annual discretionary cash bonus, as discussed above.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the third quarter of 2017, Oz Management reported Distributable Earnings of $39.8 million, or $0.07 per Adjusted Class A Share, compared to a Distributable Earnings of $198.0 million, or $0.38 per Adjusted Class A Share, for the third quarter of 2016. The quarter-to-date decrease was driven primarily by lower management fees and higher bonus expense due to the Company’s decision to provide a minimum annual discretionary cash bonus as discussed above. Also contributing to the year-over-year decrease was an amount accrued for the tax receivable agreement and other payables in the current year, as compared to a reversal in the prior-year period related to the tax receivable agreement waiver that occurred in the third quarter of 2016. These decreases were partially offset by higher incentive income and lower non-compensation expenses.
For the first nine months of 2017, Oz Management reported Distributable Earnings of $128.8 million, or $0.23 per Adjusted Class A Share, compared to a Distributable Earnings loss of $128.8 million, or $0.25 per Adjusted Class A Share, for the first nine months of 2016. The year-to-date period improvement was driven primarily by the settlements expense taken in 2016, as well as higher incentive income. These increases were partially offset by lower management fees and higher bonus expense. Also offsetting the year-over-year increase were higher amounts related to the tax receivable agreement and other payables, primarily driven by the tax receivable agreement waiver that occurred in the third quarter of 2016.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of these drivers.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For reconciliations of Distributable Earnings to the respective GAAP Net Loss for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	September 30, 2017	September 30, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$14.6	$23.4	$(10.9)	$—	$2.2	$(8.8)	-37%
Credit
Opportunistic credit funds	5.4	5.3	(0.3)	(0.2)	0.7	0.2	3%
Institutional Credit Strategies	9.5	7.3	2.2	—	—	2.2	30%
Real estate funds	2.6	2.1	0.5	(0.1)	—	0.5	21%
Other	0.6	1.2	(0.7)	—	0.1	(0.6)	-51%
Total	$32.7	$39.3	$(9.1)	$(0.3)	$2.9	$(6.6)	-17%
Totals may not sum due to rounding. Please see Exhibit 7 for detailed information.
As of September 30, 2017, assets under management totaled $32.7 billion, a decrease of $6.6 billion, or 17%, from September 30, 2016, which was driven by capital net outflows of $9.1 billion, primarily in the multi-strategy funds, and $347.9 million of distributions and other reductions, primarily from the Company’s closed-end opportunistic credit funds. Partially offsetting these reductions was performance-related appreciation of $2.9 billion, driven primarily by the Company’s multi-strategy and open-ended credit funds. During the month of September, the Company had approximately $99.8 million of intra-month capital net inflows, which are included in the $32.7 billion of assets under management as of September 30, 2017.
Assets under management decreased to an estimated $32.0 billion as of November 1, 2017. This decrease reflected estimated performance-related appreciation of approximately $296.2 million in October and capital net outflows of approximately $1.0 billion, which was comprised of approximately $913.1 million of capital net outflows on October 1, 2017 and approximately $115.3 million of capital net outflows from October 2, 2017 to November 1, 2017.
Please see the detailed assets under management and fund information on Exhibits 7 through 9 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $14.6 billion as of September 30, 2017, decreasing 37%, or $8.8 billion, year-over-year. This change was driven by net capital outflows of $10.9 billion, primarily from the OZ Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $2.2 billion. The Company’s multi-strategy funds experienced elevated redemptions during 2016 and 2017 driven in part by the investigation matter.
In the first nine months of 2017, the OZ Master Fund generated a gross return of 13.6% and a net return of 9.7%. Each of the five core investment strategies in the multi-strategy funds - long/short equity special situations, merger arbitrage, corporate credit, structured credit and convertible and derivative arbitrage -

generated positive returns this period. OZ Master Fund has returned 17.8% gross and 12.7% net over the last twelve months through September 30, 2017.
Credit
Assets under management in the Company’s dedicated credit products totaled $14.9 billion as of September 30, 2017, increasing $2.3 billion, or 19%, year-over-year. This change was driven by capital net inflows of $1.9 billion and performance-related appreciation of $656.3 million, partially offset by $226.2 million of distributions and other reductions in the Company’s closed-end opportunistic credit funds.
Opportunistic credit
Oz Management’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.4 billion as of September 30, 2017, increasing $158.4 million, or 3%, year-over-year. This change was driven by $661.0 million of performance-related appreciation, partially offset by capital net outflows of $276.4 million, as well as $226.2 million of distributions and other reductions.
In the first nine months of 2017, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 11.8% and a net return of 8.0%. Performance was broad based across corporate and structured credit. OZ Credit Opportunities Master Fund has returned 19.7% gross and 14.3% net over the last twelve months through September 30, 2017.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $9.5 billion as of September 30, 2017, increasing $2.2 billion, or 30%, year-over-year. The increase was primarily driven by five new CLOs that closed in the year-over-year period, including the Company’s first European CLOs. ICS also priced eight refinancing transactions in existing CLOs, totaling $4.2 billion during the first nine months of 2017.
ICS managed 18 CLOs as of September 30, 2017.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.6 billion as of September 30, 2017, increasing $452.7 million, or 21%, year-over-year. In June 2017, Och-Ziff Real Estate Credit Fund I, the Company’s first real estate credit fund, held a final close, increasing the fund’s total commitments to $736.2 million as of September 30, 2017.
The Company’s third opportunistic real estate fund continues to invest capital. The Company has committed over half of the fund at this point, leaving approximately $631 million to invest.

The Company continues to harvest investments in Och-Ziff Real Estate Funds I and II. Since inception through September 30, 2017, the gross IRR was 32.7% gross and 21.2% net for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) and 25.1% gross and 15.7% net for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 6 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the third quarter of 2017 were $125.3 million, a decrease of 10% from the $138.8 million for the third quarter of 2016. Management fees were $72.3 million, 40% lower than the $119.7 million for the prior-year period. Incentive income was $51.2 million for the third quarter of 2017, an increase of 173% from the $18.8 million for the prior-year period.
Economic Income revenues for the first nine months of 2017, were $400.0 million, a decrease of 12% from the $456.5 million for the first nine months of 2016. Management fees were $228.0 million, a 43% decrease from $397.5 million for the prior-year period. Incentive income was $169.0 million, an increase of 194% as from the $57.5 million for the prior-year period.
The decreases in management fees for both the quarter-to-date and year-to-date periods were driven primarily by lower assets under management in the Company’s multi-strategy funds. In addition, effective October 1, 2016, the Company reduced the management fee rate for certain of its multi-strategy assets under management, further contributing to the decline in management fee revenue.
The increase in incentive income for the quarter-to-date period was driven primarily by fund investor redemptions, as well as higher incentive income from fund investors with annual commitment periods that matured during the period. These increases were partially offset by lower realizations on longer-term assets under management in the Company’s real estate funds.
The increase in incentive income for the year-to-date period was driven primarily by fund investor redemptions, higher incentive income on longer-term assets under management in the Company’s multi-strategy funds, as well as higher incentive income from fund investors with annual commitment periods that matured during the period. Also contributing to the increase for the year-to-date period were tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management, but that will not be realized until the end of the relevant commitment period. These increases were partially offset by lower realizations on longer-term assets under management in the Company’s real estate funds.

Compensation and Benefits (Non-GAAP)
Compensation and benefits for the third quarter of 2017 totaled $43.6 million, a 21% increase compared to $35.9 million in the third quarter of 2016. Salaries and benefits were $24.3 million, 11% lower than $27.1 million in the prior-year period. Bonus expense for the third quarter of 2017 totaled $19.3 million, compared to $8.8 million for the prior-year period.
Compensation and benefits for the first nine months of 2017 totaled $133.1 million, a 26% increase from $105.7 million for the first nine months of 2016. Salaries and benefits were $74.1 million, 14% lower than $86.0 million in the prior-year period. Bonus expense for the first nine months of 2017 totaled $59.0 million, compared to $19.7 million for the prior-year period.
The year-over-year decreases in salaries and benefits were driven primarily by lower headcount. The increases in bonus expense were due to the decision to provide and accrue for minimum discretionary bonuses, as discussed above.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the third quarter of 2017 totaled $31.7 million, a 30% decrease from $45.5 million in the prior-year period. The year-over-year decrease was primarily due to an $8.8 million decrease in professional services, which was driven by lower legal fees, as well as a $2.2 million decrease in insurance expense. The remainder of the decrease was due to reductions across various other expenses.
Non-compensation expenses for the first nine months of 2017 totaled $106.8 million, an 81% decrease from $567.5 million in the prior-year period. The year-over-year decrease was driven primarily by $412.1 million of settlements expense accrued in 2016, as well as a $30.2 million decrease in professional services, which was driven primarily by lower legal fees, as well as reductions across various other expenses.
Economic Income (Non-GAAP)
Economic Income for the third quarter of 2017 was $50.0 million, a 13% decrease as compared to $57.4 million for the third quarter of 2016. The year-over-year decrease was driven primarily by lower management fees and higher bonus expense, partially offset by higher incentive income and lower non-compensation expenses.
Economic Income for the first nine months of 2017 was $160.1 million, compared to a loss of $216.7 million for the first nine months of 2016. The year-to-date period improvement was driven primarily by the settlements expense taken in 2016, as well as higher incentive income. These increases were partially offset by lower management fees and higher bonus expense.
CAPITAL
As of September 30, 2017, the number of Class A Shares outstanding was 185,312,439. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and first nine months ended September 30, 2017, the total weighted-average Adjusted Class A Shares outstanding was 553,996,890 and 548,221,307, respectively.

As of September 30, 2017, there were 71,850,000 Group P Units outstanding. Group P Units are equity interests in the Oz Operating Group that are held by the Company’s executive managing directors and do not participate in the economics of the Oz Operating Group until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units in Adjusted Class A Shares until such conditions are met.
DIVIDEND
The Board of Directors of Oz Management declared a third quarter of 2017 dividend of $0.02. The dividend is payable on November 20, 2017, to holders of record as of the close of business on November 13, 2017.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the third quarter of 2017 dividend will be treated as U.S. source dividend income.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Dan Och, Chairman and Chief Executive Officer of Oz Management, and Alesia Haas, Chief Financial Officer, will host a conference call today, November 2, 2017, 8:30 a.m. Eastern Time to discuss the Company’s third quarter results. The call can be accessed by dialing +1-833-224-0545 (in the U.S.) or +1-647-689-4061 (international), passcode 1901416. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com).
For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Oz Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Oz Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Oz Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 6 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Oz Operating Group. Management reviews operating performance at the Oz Operating Group level, where the Company’s operations are performed, prior to making any income allocations.

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Equity-based compensation expenses, depreciation and amortization expenses, and gains and losses on fixed assets, as management does not consider these items to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and gains and losses on investments in funds, as management does not consider these to be reflective of operating performance.

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Amounts related to the consolidated funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, other revenues, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings and Tax Receivable Agreement and Other Payables
Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. The adjustment for the tax receivable agreement and other payables is an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2016, dated

March 1, 2017, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Oz Management fund.
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About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. Oz provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Oz’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Oz employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of November 1, 2017, Oz had approximately $32.0 billion in assets under management. For more information, please visit Oz’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Joe Snodgrass
Head of Business Development and Shareholder Services	Head of Corporate Communications
+1-212-719-7381	+1-212-887-4821
investorrelations@ozm.com	joseph.snodgrass@ozm.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Management fees	$77,171	$128,513	$243,508	$428,822
Incentive income	51,249	18,754	168,990	57,477
Other revenues	1,524	380	4,081	1,544
Income of consolidated funds	2,055	458	3,518	1,262
Total Revenues	131,999	148,105	420,097	489,105

Expenses
Compensation and benefits	74,490	57,758	214,112	169,762
Interest expense	5,611	6,129	17,043	17,452
General, administrative and other	33,136	56,125	114,229	596,321
Expenses of consolidated funds	8,824	17	9,368	316
Total Expenses	122,061	120,029	354,752	783,851

Other Income
Changes in tax receivable agreement liability	—	11,819	—	11,990
Net gains on investments in funds and joint ventures	264	803	1,050	1,302
Net gains of consolidated funds	7,658	821	8,278	2,182
Total Other Income	7,922	13,443	9,328	15,474

Income (Loss) Before Income Taxes	17,860	41,519	74,673	(279,272)
Income taxes	1,942	9,986	17,242	39,436
Consolidated and Comprehensive Net Income (Loss)	15,918	31,533	57,431	(318,708)
Less: (Income) loss attributable to noncontrolling interests	(9,760)	(16,570)	(41,680)	186,867
Less: Income attributable to redeemable noncontrolling interests	(432)	(678)	(1,238)	(1,801)
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	5,726	14,285	14,513	(133,642)
Less: Change in redemption value of Preferred Units	—	—	(2,853)	—
Net Income (Loss) Attributable to Class A Shareholders	$5,726	$14,285	$11,660	$(133,642)

Earnings (Loss) per Class A Share
Earnings (Loss) per Class A Share - basic	$0.03	$0.08	$0.06	$(0.73)
Earnings (Loss) per Class A Share - diluted	$0.03	$0.05	$0.06	$(0.75)
Weighted-average Class A Shares outstanding - basic	186,235,651	182,521,225	186,201,389	182,508,296
Weighted-average Class A Shares outstanding - diluted	186,235,651	479,838,244	186,201,389	479,825,416

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$13,530	$(7,804)	$5,726	$13,160	$1,125	$14,285
Change in redemption value of Preferred Units	—	—	—	—	—	—
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	13,530	(7,804)	5,726	13,160	1,125	14,285
Net income attributable to Group A Units	9,500	—	9,500	16,313	—	16,313
Equity-based compensation, net of RSUs settled in cash	21,448	680	22,128	17,709	589	18,298
Income taxes	1,766	176	1,942	9,887	99	9,986
Allocations to Group D Units	1,529	25	1,554	950	—	950
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	310	7,160	7,470	—	2,741	2,741
Changes in tax receivable agreement liability	—	—	—	(11,819)	—	(11,819)
Depreciation, amortization and net gains and losses on fixed assets	2,237	—	2,237	7,776	189	7,965
Other adjustments	(552)	(16)	(568)	(1,251)	(48)	(1,299)
Economic Income—Non-GAAP	$49,768	$221	49,989	$52,725	$4,695	57,420
Tax receivable agreement and other payables—Non-GAAP(1)			(10,140)			140,599
Distributable Earnings—Non-GAAP			$39,849			$198,019

Weighted-Average Class A Shares Outstanding			186,235,651			182,521,225
Weighted-Average Partner Units			345,222,691			322,767,349
Weighted-Average Class A Restricted Share Units (RSUs)			22,538,548			14,470,201
Weighted-Average Adjusted Class A Shares			553,996,890			519,758,775

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.07			$0.38

Economic Income—Non-GAAP			$49,989			$57,420
Settlements expense			—			(2,184)
Economic Income Excluding Settlements Expense—Non-GAAP			$49,989			$55,236
Tax receivable agreement and other payables excluding tax receivable agreement waiver—Non-GAAP			(10,140)			(3,367)
Distributable Earnings Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP			$39,849			$51,869

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP			$0.07			$0.10
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement include the effects of the reversal of amounts previously accrued related to the waiver in the third quarter of 2016.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$24,504	$(12,844)	$11,660	$(138,649)	$5,007	$(133,642)
Change in redemption value of Preferred Units	2,853	—	2,853	—	—	—
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	27,357	(12,844)	14,513	(138,649)	5,007	(133,642)
Net income (loss) attributable to Group A Units	41,145	—	41,145	(187,338)	—	(187,338)
Equity-based compensation, net of RSUs settled in cash	61,433	2,133	63,566	54,364	1,947	56,311
Income taxes	17,062	180	17,242	39,337	99	39,436
Allocations to Group D Units	4,839	75	4,914	2,850	—	2,850
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	310	12,932	13,242	—	5,430	5,430
Changes in tax receivable agreement liability	—	—	—	(11,990)	—	(11,990)
Depreciation, amortization and net gains and losses on fixed assets	7,693	—	7,693	14,385	562	14,947
Other adjustments	(1,948)	(229)	(2,177)	(2,759)	87	(2,672)
Economic Income—Non-GAAP	$157,891	$2,247	160,138	$(229,800)	$13,132	(216,668)
Tax receivable agreement and other payables—Non-GAAP(1)			(31,311)			87,866
Distributable Earnings—Non-GAAP			$128,827			$(128,802)

Weighted-Average Class A Shares Outstanding			186,201,389			182,508,296
Weighted-Average Partner Units			340,286,188			322,726,456
Weighted-Average Class A Restricted Share Units (RSUs)			21,733,730			14,092,299
Weighted-Average Adjusted Class A Shares			548,221,307			519,327,051

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.23			$(0.25)

Economic Income—Non-GAAP			$160,138			$(216,668)
Settlements expense			—			412,101
Economic Income Excluding Settlements Expense—Non-GAAP			160,138			195,433
Tax receivable agreement and other payables excluding tax receivable agreement waiver—Non-GAAP			(31,311)			(11,920)
Distributable Earnings Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP			$128,827			$183,513

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP			$0.23			$0.35
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement include the effects of the reversal of amounts previously accrued related to the waiver in the third quarter of 2016.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$72,114	$5,057	$77,171	$123,329	$5,184	$128,513
Adjustment to management fees(1)	(4,827)	—	(4,827)	(8,808)	—	(8,808)
Management Fees—Economic Income Basis—Non-GAAP	67,287	5,057	72,344	114,521	5,184	119,705

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	50,476	773	51,249	16,202	2,552	18,754

Other revenues—GAAP	1,486	38	1,524	378	2	380
Adjustment to other revenues(2)	141	—	141	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	1,627	38	1,665	378	2	380
Total Revenues—Economic Income Basis—Non-GAAP	$119,390	$5,868	$125,258	$131,101	$7,738	$138,839

Compensation and benefits—GAAP	$61,534	$12,956	$74,490	$51,990	$5,768	$57,758
Adjustment to compensation and benefits(3)	(23,034)	(7,866)	(30,900)	(18,484)	(3,330)	(21,814)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$38,500	$5,090	$43,590	$33,506	$2,438	$35,944

Interest expense and general, administrative and other expenses—GAAP	$38,190	$557	$38,747	$61,460	$794	$62,254
Adjustment to interest expense and general, administrative and other expenses(4)	(7,066)	—	(7,066)	(16,583)	(189)	(16,772)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	31,124	557	31,681	44,877	605	45,482
Settlements expense	—	—	—	2,184	—	2,184
Non-Compensation Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$31,124	$557	$31,681	$47,061	$605	$47,666

Net income attributable to noncontrolling interests—GAAP	$9,442	$318	$9,760	$16,454	$116	$16,570
Adjustment to net income attributable to noncontrolling interests(5)	(9,444)	(318)	(9,762)	(16,461)	(116)	(16,577)
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(7)	$—	$(7)
See Exhibit 6 for footnote references.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$227,908	$15,600	$243,508	$413,266	$15,556	$428,822
Adjustment to management fees(1)	(15,488)	—	(15,488)	(31,362)	—	(31,362)
Management Fees—Economic Income Basis—Non-GAAP	212,420	15,600	228,020	381,904	15,556	397,460

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	165,719	3,271	168,990	50,105	7,372	57,477

Other revenues—GAAP	3,977	104	4,081	1,533	11	1,544
Adjustment to other revenues(2)	(1,117)	—	(1,117)	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	2,860	104	2,964	1,533	11	1,544
Total Revenues—Economic Income Basis—Non-GAAP	$380,999	$18,975	$399,974	$433,542	$22,939	$456,481

Compensation and benefits—GAAP	$184,084	$30,028	$214,112	$155,293	$14,469	$169,762
Adjustment to compensation and benefits(3)	(65,916)	(15,141)	(81,057)	(56,689)	(7,377)	(64,066)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$118,168	$14,887	$133,055	$98,604	$7,092	$105,696

Interest expense and general, administrative and other expenses—GAAP	$129,431	$1,841	$131,272	$610,496	$3,277	$613,773
Adjustment to interest expense and general, administrative and other expenses(4)	(24,489)	—	(24,489)	(45,746)	(562)	(46,308)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	104,942	1,841	106,783	564,750	2,715	567,465
Settlements expense	—	—	—	(412,101)	—	(412,101)
Non-Compensation Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$104,942	$1,841	$106,783	$152,649	$2,715	$155,364

Net income (loss) attributable to noncontrolling interests—GAAP	$41,021	$659	$41,680	$(187,213)	$346	$(186,867)
Adjustment to net income (loss) attributable to noncontrolling interests(5)	(41,023)	(659)	(41,682)	187,201	(346)	186,855
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(12)	$—	$(12)
See Exhibit 6 for footnote references.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Footnotes to Non-GAAP Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude gains realized on the sale of fixed assets.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are generally recognized at the same time as the related incentive income revenue, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.

(4)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group. Additionally, the impact of the consolidated funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended September 30, 2017
	June 30, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2017

Multi-strategy funds	$16,091,042	$(1,810,922)	$—	$345,756	$14,625,876
Credit
Opportunistic credit funds	5,341,522	(9,969)	(16,510)	119,655	5,434,698
Institutional Credit Strategies	8,514,811	924,089	—	14,473	9,453,373
Real estate funds	2,617,832	8,079	(28,344)	(43)	2,597,524
Other	632,452	(31,573)	(1,078)	3,903	603,704
Total	$33,197,659	$(920,296)	$(45,932)	$483,744	$32,715,175

	Three Months Ended September 30, 2016
	June 30, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2016

Multi-strategy funds	$26,094,394	$(3,452,066)	$—	$735,076	$23,377,404
Credit
Opportunistic credit funds	5,192,756	(11,375)	(206,973)	301,937	5,276,345
Institutional Credit Strategies	7,245,508	15,432	—	4,871	7,265,811
Real estate funds	2,213,821	8,494	(76,620)	(838)	2,144,857
Other	1,233,959	20,895	(50,284)	34,794	1,239,364
Total	$41,980,438	$(3,418,620)	$(333,877)	$1,075,840	$39,303,781

	Nine Months Ended September 30, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2017

Multi-strategy funds	$21,084,548	$(8,175,198)	$—	$1,716,526	$14,625,876
Credit
Opportunistic credit funds	5,376,080	(249,550)	(36,279)	344,447	5,434,698
Institutional Credit Strategies	8,019,510	1,437,740	—	(3,877)	9,453,373
Real estate funds	2,213,364	459,476	(75,943)	627	2,597,524
Other	1,186,801	(597,581)	(31,094)	45,578	603,704
Total	$37,880,303	$(7,125,113)	$(143,316)	$2,103,301	$32,715,175

	Nine Months Ended September 30, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	September 30, 2016

Multi-strategy funds	$29,510,248	$(6,213,273)	$—	$80,429	$23,377,404
Credit
Opportunistic credit funds	5,383,629	(54,727)	(495,373)	442,816	5,276,345
Institutional Credit Strategies	7,241,680	29,608	—	(5,477)	7,265,811
Real estate funds	2,048,559	239,489	(137,985)	(5,206)	2,144,857
Other	1,310,745	(553)	(50,284)	(20,544)	1,239,364
Total	$45,494,861	$(5,999,456)	$(683,642)	$492,018	$39,303,781

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Returns for the Nine Months Ended September 30,				Annualized Returns Since Inception Through September 30, 2017
			2017		2016
	2017	2016	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$12,133,186	$19,777,558	13.6%	9.7%	2.7%	1.1%	16.9%	(2)	11.9%	(2)
OZ Asia Master Fund	702,375	1,018,175	23.1%	18.1%	-2.1%	-3.4%	10.2%		6.1%
OZ Europe Master Fund	260,525	467,741	7.5%	4.8%	2.5%	1.2%	11.6%		7.6%
OZ Enhanced Master Fund	654,062	824,597	22.9%	16.8%	4.0%	2.3%	15.0%		10.2%
Other funds	875,728	1,289,333	n/m	n/m	n/m	n/m	n/m		n/m
	14,625,876	23,377,404
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,739,676	1,728,712	11.8%	8.0%	13.1%	11.4%	17.3%		12.8%
Customized Credit Focused Platform	2,918,757	2,630,186	9.4%	7.0%	15.6%	11.8%	19.4%		14.7%
Closed-end opportunistic credit funds	308,278	458,102	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	467,987	459,345	n/m	n/m	n/m	n/m	n/m		n/m
	5,434,698	5,276,345
Institutional Credit Strategies	9,453,373	7,265,811	See the second following page for information on the Company’s institutional credit strategies.
	14,888,071	12,542,156

Real estate funds	2,597,524	2,144,857	See the third following page for information on the Company’s real estate funds.

Other	603,704	1,239,364	n/m	n/m	n/m	n/m	n/m		n/m

Total	$32,715,175	$39,303,781
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2017
					IRR
	2017	2016	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$64,538	$110,418	$459,600	$305,487	16.5%	12.5%	1.5x
OZ Structured Products Domestic Fund II (2011-2014)(7)	111,596	156,860	326,850	326,850	19.5%	15.2%	2.0x
OZ Structured Products Offshore Fund II (2011-2014)(7)	118,512	158,404	304,531	304,531	16.9%	13.0%	1.8x
OZ Structured Products Offshore Fund I (2010-2013)(7)	5,627	11,573	155,098	155,098	24.0%	19.2%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	5,055	7,901	99,986	99,986	22.9%	18.2%	2.0x
Other funds	2,950	12,946	298,250	298,250	n/m	n/m	n/m
	$308,278	$458,102	$1,644,315	$1,490,202
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of September 30,
	Initial Closing Date	Initial Deal Size	2017	2016

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$496,684	$497,908
OZLM II	November 1, 2012	560,100	509,048	513,343
OZLM III	February 20, 2013	653,250	608,852	612,283
OZLM IV	June 27, 2013	600,000	535,978	541,515
OZLM V	December 17, 2013	501,250	467,159	469,042
OZLM VI	April 16, 2014	621,250	595,547	597,638
OZLM VII	June 26, 2014	824,750	793,458	796,600
OZLM VIII	September 9, 2014	622,250	595,657	596,991
OZLM IX	December 22, 2014	510,208	499,437	495,255
OZLM XI	March 12, 2015	510,500	490,284	491,540
OZLM XII	May 28, 2015	565,650	549,377	547,914
OZLM XIII	August 6, 2015	511,600	495,529	496,370
OZLM XIV	December 21, 2015	507,420	502,433	497,179
OZLM XV	December 20, 2016	409,250	395,804	—
OZLME I	December 15, 2016	430,490	470,404	—
OZLM XVI	June 8, 2017	410,250	401,172	—
OZLM XVII	August 3, 2017	512,000	499,692	—
OZLME II	September 14, 2017	494,708	468,738	—
		9,755,626	9,375,253	7,153,578
Other funds	n/a	n/a	78,120	112,233
		$9,755,626	$9,453,373	$7,265,811

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2017
				Total Investments					Realized/Partially Realized Investments(8)
	2017	2016	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,102	$16,554	$408,081	$385,457	$811,342	25.1%	15.7%	2.1x	$372,355	$807,672	26.6%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	286,003	307,108	839,508	762,588	1,422,955	32.7%	21.2%	1.9x	573,690	1,197,277	38.4%	2.1x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,453,133	1,455,032	1,500,000	606,679	843,218	n/m	n/m	n/m	182,134	291,895	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	695,464	285,522	736,225	97,396	116,247	n/m	n/m	n/m	48,771	58,468	n/m	n/m
Other funds	149,822	80,641	292,671	121,619	230,735	n/m	n/m	n/m	—	—	n/m	n/m
	$2,597,524	$2,144,857	$3,776,485	$1,973,739	$3,424,497				$1,176,950	$2,355,312

	Unrealized Investments as of September 30, 2017
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,102	$3,670	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	188,898	225,678	1.2x
Och-Ziff Real Estate Fund III (2014-2019)(13)	424,545	551,323	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	48,625	57,779	n/m
Other funds	121,619	230,735	n/m
	$796,789	$1,069,185
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of September 30, 2017, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.2% and 8.9%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of September 30, 2017, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of September 30, 2017. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of September 30, 2017.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of September 30, 2017, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	These funds recently launched and have only invested a small portion of their committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of September 30, 2017, approximately 51% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	September 30, 2017
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$631,526	$24,362
Credit
Opportunistic credit funds	3,873,188	210,774
Institutional Credit Strategies	9,408,698	—
Real estate funds	2,597,524	165,720
Other	287,055	1,628
	$16,797,991	$402,484
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period (see Exhibit 8 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of October 1, 2017

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	50%	Pensions	39%
Convertible and Derivative Arbitrage	18%	Corporate, Institutional and Other	15%
Merger Arbitrage	13%	Private Banks	12%
Corporate Credit	10%	Related Parties	12%
Structured Credit	8%	Foundations and Endowments	8%
Private Investments	1%	Fund-of-Funds	7%
		Family Offices and Individuals	7%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	72%	North America	73%
Europe	18%	Asia and Other	15%
Asia	10%	Europe	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 11
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	September 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013

Total Assets Under Management	$32,715,175	$37,880,303	$45,494,861	$47,534,415	$40,238,812
Year-over-Year Change	-17%	-17%	-4%	18%	23%

Longer-Term Assets Under Management(1)	$16,797,991	$17,011,564	$16,842,321	$15,150,049	$10,640,836
% of Total Assets Under Management	51%	45%	37%	32%	26%

Assets Under Management by Product
Multi-strategy funds	45%	56%	65%	72%	79%
Credit
Opportunistic credit funds	17%	14%	12%	11%	11%
Institutional Credit Strategies	29%	21%	16%	11%	6%
Real estate funds	8%	6%	5%	4%	2%
Other	1%	3%	2%	2%	2%
Total assets under management in credit, real estate and other funds	55%	44%	35%	28%	21%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 9 for additional information.